Exhibit 10.4

ADDEX THERAPEUTICS LTD

SHARE OPTION PLAN

Effective date: [DATE]

INTRODUCTION

GENERAL INFORMATION

Addex Therapeutics Ltd is a Swiss corporation (“société anonyme” / “Aktiengesellschaft”) pursuant to Articles 620 et seq. of the Swiss Code of Obligations with unlimited duration and seat in Plan-les-Ouates, Canton of Geneva, Switzerland.

THE PLAN

A.                          GENERAL TERMS AND DEFINITIONS

Article 1
PURPOSE

1.1                              The purpose of the Plan is to provide certain Employees, Directors and Consultants with an opportunity to obtain Options on Shares, thus providing an increased incentive for these Employees, Directors and Consultants to contribute to the future success and long-term business value of the Group, enhancing the value of the Shares and increasing the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional skills.

1.2                              The Plan rules the conditions and modalities of the purchase and disposal of such Options.

Article 2
DEFINITIONS

2.1                              In the Plan, the following terms shall have the meanings set forth below:

“Articles of Association”	shall mean the articles of association of the Company.

“Board of Directors”	shall mean the board of directors of the Company.

“Change of Control”

shall mean (i) an event which triggers a mandatory offer on the Shares under the rules applying to SIX Swiss Exchange listed companies or any other applicable rules, the event being deemed a qualifying event if any one set of such rules considers it an event triggering a mandatory offer or (ii) the acquisition by any person or entity, alone or jointly, of more than 50% of the Shares or of the voting rights of the Company.

“Company”	shall mean Addex Therapeutics Ltd, c/o Addex Pharma SA, 12, chemin des Aulx, 1228 Plan-les-Ouates,

Switzerland.

“Compensation Committee”	shall mean the compensation committee appointed by the general meeting of Shareholders with the rights and duties as defined in the Organizational Rules of the Company.

“Consultant”	shall mean any person who is engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services.

“Continuous Service”

shall mean that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated and Participant remains in such service as defined in the Plan.

“Director”	shall mean a member of the board of directors of the Company or of the board of directors of a Subsidiary.

“Disability”

shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and will be determined by the Board of Directors on the basis of such medical evidence as the Board of Directors deems warranted under the circumstances.

“Employee”	shall mean any executive or employee of the Company or of a Subsidiary.

“Exercise Period”	shall mean the period during which Options can be exercised, such period starting on the Grant Date and ending on the Option Term.

“Grant Date”	shall mean the date on which Options are granted.

“Group”	shall mean the Company and its Subsidiaries.

“Option”	shall mean a share option, that is a right to acquire Shares pursuant to the Plan, in accordance with any Option Agreement or as the Board of Directors shall otherwise determine.

“Option Agreement”	shall mean the agreement specifying the terms and conditions of the granting of Options and executed by the Company and a Participant in substantially the form attached as Appendix I hereto.

“Option Exercise Notice”	shall mean the notice that needs to be given by a Participant when Options are exercised in substantially the form attached as Appendix II hereto or any other form decided by the Board of Directors.

“Options Grant”	shall mean the number of Options granted to a Participant

pursuant to an Option Agreement.

“Option Term”	shall mean the term of an Option.

“Participant”	shall mean an Employee, a Director or a Consultant to whom Options are granted hereunder.

“Plan”	shall mean this share option plan in its present form or as amended from time to time.

“Shareholders”	shall mean the holders of any Shares of the Company.

“Shares”	shall mean the registered shares with a par value of CHF 1 issued by the Company.

“Share Option Plan Administrator”	shall mean the person or company appointed by the Board of Directors responsible for receiving and executing Option Exercise Notices.

“Strike Price”	shall mean the price at which Shares may be purchased by exercising Options.

“Subsidiary”

shall mean a corporation, whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each corporation other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Vested Option”	shall mean an Option that has vested in accordance with the rules set forth hereunder.

“Vesting Date”	shall mean the date upon which an Option vests in accordance with the rules set forth hereunder.

2.2                              References to any statutory provision are to that provision as amended or re-enacted from time to time and, unless the context otherwise requires, words or expressions denoting the singular shall include the plural (and vice versa) and words and expressions denoting the masculine shall include the feminine (and vice versa).

2.3                              The Plan is valid for the Participants in its entirety only. No statement made in any part of the Plan shall be construed without reference to the Plan as a whole.

Article 3
SHARES SUBJECT TO THE PLAN

Shares may be made available from an increase of the share capital of the Company, whether such increase is based on ordinary, authorized or conditional share capital, or from Shares otherwise owned by, or made available to, the Company.

B.                          ADMINISTRATION

Article 4
BOARD OF DIRECTORS

4.1                              Unless otherwise provided in the Plan, the Board of Directors administers and has full power to construe and interpret the Plan, establish and amend rules and regulations for the administration of the Plan, and perform all other actions relating to the Plan, including the delegation of administrative responsibilities. The Board of Directors may in particular delegate the administration of the Plan to the Compensation Committee or any other duly authorized committee of the Board of Directors, in which case references to the Board of Directors in the Plan shall be construed as referring to the Compensation Committee or to the relevant committee of the Board of Directors. The Board of Directors shall also appoint a Share Option Plan Administrator who shall be responsible for giving, receiving and executing the notices set forth in the Plan.

4.2                              All decisions made by the Board of Directors pursuant to the provisions of the Plan and related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, Shareholders, Participants, Employees, Directors and Consultants.

4.3                              The costs of introducing and administrating the Plan shall be borne by the Company.

C.                          GRANT OF OPTIONS

Article 5
ELIGIBILITY AND CONDITIONS OF PARTICIPATION

5.1                              Those eligible to be granted Options under the Plan are Employees, Directors and Consultants.

5.2                              The Board of Directors shall, at its absolute discretion, select from Employees, Directors and Consultants those eligible to be granted Options, the Options Grant, the Strike Price, the Grant Date, the Exercise Date and any other conditions and/or constraints related to the Options.

5.3                              When exercising its discretionary power, the Board of Directors shall follow market practice and Options shall be granted to the Participant free of charge, all individual taxes, such as income taxes, and the Participant’s part, if any, of any social security contributions, shall be borne by the Participant.

5.4                              Neither the establishment of the Plan, nor the granting of Options, nor the payment of any benefits, nor any action of the Company or of the Board of Directors shall be held or construed to confer upon any Employee, Director or Consultants any legal right to further receive Options. Participation to the Plan in any given year gives no right to participate in any subsequent year.

Article 6
PROCEDURE

6.1                              The Board of Directors may adopt any procedures as it thinks fit for the granting of Options.

6.2                              The Board of Directors may, among others: (i) require a Participant to make such declarations or take such other action as may be required for the purpose of any securities, exchange control, taxation laws, regulations, practice or other laws of any territory which may be applicable to him at the Grant Date, the Exercise Date or on exercise; (ii) determine that any Option under the Plan shall be subject to additional and/or modified terms and conditions with respect to the granting and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Employees, Directors, Consultants, Participants, Company or Subsidiary; (iii) adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purpose of any securities, tax or other laws of any territory which may be applicable to an Employee, a Director, a Consultant or a Participant.

Article 7
OPTION AGREEMENT

7.1                              The contemplated granting of Option(s) hereunder and the terms thereof shall be subject to the execution of an Option Agreement between the Company and the Participant in substantially the form attached as Appendix I hereto, or in such form as the Board of Directors shall from time to time determine.

7.2                              Each Option granted by an Option Agreement shall entitle the Participant to purchase one Share at the Strike Price subject to the conditions specified in such Option Agreement, pursuant to the Plan.

7.3                              The Option Agreement shall include the vesting provisions of individual Options, such as details of the Options Grant, the Strike Price, the Grant Date, the Exercise Date and any other conditions.

Article 8
VESTING PERIOD

8.1                              Subject in particular to the limitations which may be determined from time to time by the Board of Directors, an Options Grant shall vest gradually on a straight line basis over a period of 4 years from the Grant Date until exhaustion of such Options Grant, provided however that the Participant may not exercise any Options of such Options Grant during the first year starting from the Grant Date where the Grant Date falls within the first year of employment or contractual relationship of the Participant with the Company or any of its Subsidiaries.

8.2                              Notwithstanding the above, in the event of a Change of Control, all Options held by Participants shall vest immediately.

Article 9
EXERCISE PERIOD

9.1                              Without prejudice to Article 8.2, Vested Options may be exercised at any time within the Exercise Period subject to limitations of applicable securities law provisions and subject to the limitations which may be determined by the Board of Directors from time to time.

9.2                              Subject to Article 12, the Option Term shall be the tenth anniversary of the Grant Date of such Option or such shorter period specified in the Option Agreement.

9.3                              Past the Option Term, all unexercised Options shall expire without value.

Article 10
EXERCISE OF OPTIONS

10.1                       During the Exercise Period and subject to the provisions of the Plan, notably Article 12, and of any Option Agreement, the Participant may exercise Vested Options in whole or in part, and at one or more times.

10.2                       The exercising Participant shall receive within 5 business days after receipt by the Share Option Plan Administrator of an Option Exercise Notice, the number of Shares for which Options are exercised.

10.3                       The Company shall not deliver any Shares, respectively register the acquisition of Shares pursuant to the exercise of Options, until full payment of the Strike Price by the Participant.

D.                          LIMITATIONS ON TRANSFER

Article 11
TRANSFERABILITY OF OPTIONS AND SHARES

11.1                       A Participant may only transfer an Option if permitted by the Board of Directors or a duly authorized officer of the Company at the time of the transfer. The Board may only permit transfer of the Option in a manner that is permitted by the Plan. The Board of Directors, in its sole discretion, may impose such limitations on the transferability of Options as the Board of Directors will determine. In the absence of such a determination by the Board of Directors to the contrary, the following restrictions on the transferability of Options will apply:

i)                               An Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Participant only by the Participant. An Option may not be transferred for consideration.

ii)                            Subject to the approval of the Board of Directors or a duly authorized officer of the Company, a Participant may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

11.2                       Any purported sale, assignment or transfer of such Options in violation of this provision shall be void.

11.3                       Shares purchased upon exercise of Options may be subject to sales restrictions according to applicable securities law provisions and according to the limitations which may be determined by the Board of Directors from time to time with reference to the Company’s Securities Trading Policies, provided however that all such limitations by the Board of Directors shall automatically be lifted in the case of a Change of Control.

E.                          FORFEITURE OF RIGHTS

Article 12
TERMINATION OF EMPLOYMENT/BREACHES

12.1                       Unless otherwise agreed upon by the Board of Directors and the Participant:

i)                               Upon termination of employment or contractual relationship by the Company or any of its Subsidiaries for cause (e.g., in the case of employment, according to Article 337 of the Swiss Code of Obligations or similar grounds) or in case of termination by the Participant of a contractual relationship (other than an employment relationship) at an improper time; or

ii)                            Upon breach by the Participant of any material obligations set out in any agreement dealing with the Participant’s contractual relationship with the Company or any of its Subsidiaries, as entered into or amended from time to time and/or any provisions of the laws of Switzerland as a consequence of which the Company may not be expected in good faith to continue the existing contractual relationship with the Participant, all Options (including, for the avoidance of doubt, Vested Options) held by the Participant shall be immediately forfeited without value.

12.2                       Upon termination of the employment or contractual relationship with the Company or any of its Subsidiaries as a result of a Participant’s Disability, all Options that are not Vested Options held by such Participant shall be immediately forfeited without value, while Vested Options may be exercised by the Participant pursuant to the Plan during the Option Term, after which they shall be forfeited without value.

12.3                       Upon the death of a Participant, all Options that are not Vested Options held by such Participant shall be immediately forfeited without value, while Vested Options may be exercised by the Participant’s estate, or by a person who acquired the right to exercise the Option(s) by bequest or inheritance, pursuant to the Plan during the Option Term, after which they shall be forfeited without value.

12.4                       Upon termination of the employment or contractual relationship by the Company or any of its Subsidiaries or by a Participant prior to the first anniversary of entering the employment or contractual relationship, all Options shall be immediately forfeited without value.

12.5                       Upon termination of the employment or contractual relationship by the Company or any of its Subsidiaries or by a Participant for any reason other than as aforesaid, all Options that are not Vested Options held by the Participant shall be immediately forfeited without value, while Vested Options may be exercised by the Participant pursuant to the Plan during the Option Term, after which they shall be forfeited without value.

Article 13
TRANSFER / LEAVE OF ABSENCE

13.1                       A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, will not cause the Participant to cease to be an eligible participant provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary. To the extent permitted by law, the Board of Directors, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Board of Directors, including sick leave, military leave or any other personal leave.

13.2                       If employment is terminated prior to the reemployment of the Employee, the provisions of Article 12 shall be applicable.

F.                           GENERAL PROVISIONS

Article 14
NO (CONTINUED) EMPLOYMENT OR CONTRACTUAL RELATIONSHIP

14.1                       Neither the establishment of the Plan, nor the granting of Options, nor the payment of any benefits, nor any action of the Company, the Board of Directors or a Subsidiary shall be held or construed to confer upon any Participant any legal right to continue to be employed by the Company or any of its Subsidiaries or to remain in a contractual relationship with said, each of which expressly reserves the right to discharge any Employee or Director whenever the interest of any such company in its sole discretion may so require without liability to such company or to the Board of Directors, except as to any rights which may be expressly conferred upon such Participant under the Plan.

14.2                       The mere fact of participating to the Plan shall in no circumstances whatsoever be construed as an employment agreement, or any similar agreement, between the Participant and the Company.

Article 15
NO SEGREGATION OF CASH OR SHARES

The Company shall not be required to segregate any cash or Shares in order to fulfill its obligations hereunder.

Article 16
ADJUSTMENT DUE TO CORPORATE EVENTS

In events such as stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, options or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event, affects the Shares underlying the Options such that an adjustment is required in order to preserve the benefits intended to be made available under this Plan, then the Option shall be adjusted and/or, if deemed appropriate, a cash payment to Participants or persons having outstanding Options shall be made. Such adjustment shall take into consideration the acquired rights of the Participants and the objectives of the Plan, and it shall be final and binding.

Article 17
AMENDMENT AND TERMINATION

17.1                       Subject, as the case may be, to the prior approval of the Shareholders (as provided for by the law, or in the Articles of Association), the Board of Directors may amend, suspend or discontinue the Plan.

17.2                       The Options granted hereunder shall be subject to such further rules and regulations as the Company may adopt with respect to its equity incentive plans, and the Participant agrees to enter into such further documents, not inconsistent with the terms hereof, as the Company may require. The Company may also require the Participant to enter into such further documents with respect to the holding and transfer of any Shares subject to the Options described herein as may be necessary or appropriate in the sole discretion of the Company to ensure compliance with applicable law with respect to such holding and transfer.

17.3                       Amendment, suspension or discontinuity of the Plan shall be communicated by the Board of Directors to all Participants.

Article 18
INDEMNIFICATION

In addition to other rights of indemnification available to them, the members of the Board of Directors shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgement based upon the finding of bad faith, provided that upon the institution of any such action, suit or proceeding, members of the Board of Directors shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member of the Board of Directors undertakes to handle and defend it on such member’s own behalf.

Article 19
TAXES INDEMNIFICATION

19.1                       The Participant shall indemnify the Company against any tax, including employment and social security taxes, arising in respect of the granting or the exercise of Options which is a liability of the Participant but for which the Company is required to account under the laws of any relevant territory.

19.2                       The Company may recover the tax from the Participant in such manner as the Board of Directors thinks fit including (but without prejudice to the generality of the foregoing): (i) withholding portion of the Options and selling the same; (ii) deducting the necessary amount from the Participant’s remuneration; or (iii) requiring the Participant to account directly to the Company for such tax.

Article 20
APPLICABLE LAW AND ARBITRATION

20.1                       The Plan and any related document shall be governed by and construed in accordance with Swiss law, excluding principles of conflict of laws.

20.2                       Any dispute, controversy or claim arising out of or in relation with the Plan including the validity, invalidity, breach or termination thereof, shall be finally decided by three arbitrators in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the notice of arbitration is submitted in accordance with said rules. The seat of the arbitration shall be Geneva, Switzerland. The language of arbitration shall be English.

20.3                       The acceptance of any Option or any related right implies the consent to the choice of law and jurisdiction set in this Article.

20.4                       By executing an Option Agreement, the Participant expressly acknowledges and accepts the terms and conditions of the Plan and all its related documents, as well as the powers of the Board of Directors to complete, interpret and implement it through further documents which it may from time to time determine necessary or relevant. Any disagreement regarding the interpretation shall be resolved by the Company, whose determination shall be binding.

Article 21
EFFECTIVE DATE

The Plan shall be effective on [DATE] and applicable to all outstanding Option grants.

APPENDIX I

FORM OF OPTION AGREEMENT

ADDEX THERAPEUTICS LTD SHARE OPTION PLAN

This OPTION AGREEMENT is made on [date], by and between Addex Therapeutics Ltd, a Swiss corporation, with its seat in Plan-les-Ouates, Switzerland (the “Company”) and                     (the “Participant”).

In consideration of the mutual covenants and agreements herein contained and pursuant to the Company’s Share Option Plan of 1 January 2019 (the “Plan”), the Company and the Participant agree as follows:

The Company grants to the Participant the following number of Options according to the terms and conditions contained in the Plan and in this Option Agreement:

Number of Options:

Strike Price:

Grant Date:

Vesting Date:	In accordance with Article 8 of the Plan and the table below

Exercise Period:	Ten years from the Grant Date

Special Conditions:

The signature of this Option Agreement by the Participant implies his express and complete acceptance of the terms set forth in the Plan, in this Option Agreement or in any other document related hereto. Furthermore, the Participant hereby accepts the powers of the Board of Directors to administer the Plan at its absolute discretion, to complete, interpret and implement the documents herein referred through further documentation to the extent necessary or relevant and to decide on all issues in absolute discretion. The Participant agrees to be bound by the decisions of the Board of Directors.

All notices to the Company shall be delivered to Addex Therapeutics Ltd, c/o Addex Pharma, 14, chemin des Aulx, Plan-les-Ouates, Switzerland, attn Share Option Plan Administrator, and all notices to the Participant may be given to the Participant personally or may be mailed to the Participant c/o Addex Therapeutics Ltd or at such other address as the Participant may designate by written notice to the Company.

This Option Agreement and any related document shall be governed by Swiss law, excluding principles of conflict of laws.

Any dispute, controversy or claim arising out of or in relation with the Plan including the validity, invalidity, breach or termination thereof, shall be finally decided by three arbitrators in accordance with the Swiss Rules of International Arbitration of the Swiss

Chambers of Commerce in force on the date when the notice of arbitration is submitted in accordance with said rules. The seat of the arbitration shall be Geneva, Switzerland. The language of arbitration shall be English.

IN WITNESS THEREOF, the parties have executed this Option Agreement in duplicate as of the time and place first above written.

Addex Therapeutics Ltd	Participant

Date	Date

APPENDIX II

FORM OF OPTION EXERCISE NOTICE

ADDEX THERAPEUTICS LTD SHARE OPTION PLAN

[date of notice]

Share Option Plan Administrator

[address]

Reference: [Name of Participant]: Share Option Plan.

I hereby exercise my Option(s) according to and under the terms and conditions of the Addex Therapeutics Ltd Share Option Plan    [DATE]      (the “Plan”) and the Option Agreement of              , as follows:

Grant Date of the Options:

Number of Options exercised:

[Participant]

Addex Therapeutics Ltd
Stock Option Plan

ADDENDUM FOR U.S. PARTICIPANTS

1.                                      Purpose and Applicability.

(a)                                 This Addendum for U.S. Participants (the “U.S. Addendum”) applies to participants in the Plan who are either U.S. residents or U.S. taxpayers (each such participant, a “U.S. Participant”). The purpose of the U.S. Addendum is to facilitate compliance with U.S. tax, securities and other applicable laws, and to permit the Company to issue Options to eligible U.S. Participants.

(b)                                 Except as otherwise provided by the U.S. Addendum, all Option grants made to U.S. Participants will be governed by the terms of the Plan, when read together with the U.S. Addendum. In any case of an irreconcilable contradiction (as determined by the Board of Directors) between the provisions of the U.S. Addendum and the Plan, the provisions of the U.S. Addendum will govern.

(c)                                  This Addendum is effective as of [     ], 2019 (the “Effective Date”).

2.                                      Definitions.

Capitalized terms contained herein have the same meanings given to them in the Plan, unless otherwise provided by the U.S. Addendum. In the U.S. Addendum, the following words will have the meaning as defined below:

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Fair Market Value” means as of any date, the value of the Shares determined by the Board of Directors in compliance with Section 409A of the Code and, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

“Incentive Stock Option” or “ISO” means a stock option that is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” or “NSO” means a stock option that does not qualify as an Incentive Stock Option.

“Plan” means Addex Therapeutics Ltd Share Option Plan.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“U.S.” means the United States of America.

3.                                      Additional Terms and Conditions Applicable to All Options Granted to U.S. Participants.

(a)                                 Form of Grant Notice. The Grant Notice for U.S. Participants shall be in substantially the form attached as Schedule 1 to the U.S. Addendum, as may be amended from time to time by the Board of Directors. The Grant Notice shall indicate if all or a portion of the Option is designated as an Incentive Stock Option.

(b)                                 Exercise Price. Subject to the provisions of Section 4(d) below regarding Incentive Stock Options granted to certain major stockholders, the exercise price of each Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted.

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(c)                                  Domestic Relations Orders.  Subject to the approval of the Board of Directors or a duly authorized officer of the Company, an Option may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option will be deemed to be a Nonstatutory Stock Option as a result of such transfer.

4.                                      Provisions Applicable to Incentive Stock Options.

(a)                                 Eligible Recipients of ISOs.  Incentive Stock Options may be granted only to Employees.

(b)                                 Designation of ISO Status.  The Board of Directors action approving the grant of an Option to a U.S. Participant, and the Grant Notice, must specify that the Option is intended to be an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.

(c)                                  Maximum Shares Issuable On Exercise of ISOs. Subject to the adjustment provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued upon the exercise of Incentive Stock Options is [         ] Shares.

(d)                                 Limits for 10% Stockholders.  A person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any affiliate, will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e)                                  No Transfer.  As provided by Section 422(b)(5) of the Code, an Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the U.S. Participant only by the U.S. Participant.  If the Board of Directors elects to allow the transfer of an Option by a U.S. Participant that is designated as an Incentive Stock Option, such transferred Option will automatically become a Nonstatutory Stock Option.

(f)                                   US $100,000 Limit.  As provided by Section 422(d) of the Code and applicable regulations thereunder, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Grant Agreement(s).

(g)                                  Post-Termination Exercise Period.  To obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the U.S. Internal Revenue Code requires that at all times beginning on the date of grant and ending on the day three (3) months before the date of exercise of the Option, the U.S. Participant must be an employee of the Company or a Subsidiary (except in the event of the U.S. Participant’s death or Disability, in which case a 12-month period applies)). The Company cannot guarantee that the Option will be treated as an Incentive Stock Option if the U.S. Participant continues to provide services to the Company or a Subsidiary after such U.S. Participant’s

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employment terminates or if the U.S. Participant otherwise exercises the Option more than three (3) months (or twelve (12) months, as the case may be) after the date his or her employment terminates, or the Option otherwise fails to qualify as an Incentive Stock Option.

5.                                      Tax Matters

(a)                                 Tax Withholding Requirement. Prior to the delivery of any Shares pursuant to the exercise of an Option, the Company will have the power and the right to deduct or withhold, or require a U.S. Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, local, foreign or other taxes (including the U.S. Participant’s FICA obligation) required to be withheld with respect to such Option.

(b)                                 Withholding Arrangements.  The Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Option by any of the following means or by a combination of such means: (i) causing the U.S. Participant to tender a cash payment; (ii) withholding Shares issued or otherwise issuable to the U.S. Participant in connection with the Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Option as a liability for financial accounting purposes); or (iii) withholding payment from any amounts otherwise payable to the U.S. Participant.

(c)                                  No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to the U.S. Participant to advise such holder as to the time or manner of exercising the Option.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Option to the U.S. Participant.

(d)                                 Section 409A of the Code. Unless otherwise expressly provided for in an Grant Agreement, the terms applicable to Options granted under the U.S. Addendum will be interpreted to the greatest extent possible in a manner that makes the Options exempt from Section 409A of the Code, and, to the extent not so exempt, that brings the Options into compliance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Grant Agreement or other written contract with the U.S. Participant specifically provides otherwise), if the Shares are publicly traded, and if a U.S. Participant of an Option that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” under Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such U.S. Participant’s “separation from service” or, if earlier, the date of the U.S. Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

6.                                      Term, Amendment and Termination of the U.S. Addendum.

(a)                                 The Board of Directors may amend, suspend or terminate this U.S. Addendum at any time. Unless terminated sooner by the Board of Directors, the U.S. Addendum will terminate automatically upon the earlier of (i) 10 years after the Effective Date and (ii) the termination of the Plan. No Options may be granted under the U.S. Addendum while either the Plan or the U.S. Addendum is suspended or after the Plan or the U.S. Addendum is terminated.

(b)                                 If this U.S. Addendum is terminated, the provisions of this U.S. Addendum and any administrative guidelines, and other rules adopted by the Board of Directors and in force at the time of

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suspension or termination of this U.S. Addendum, will continue to apply to any outstanding Options as long as an Option issued pursuant to the U.S. Addendum remain outstanding.

(c)                                  No amendment, suspension or termination of the U.S. Addendum may materially adversely affect any Options granted previously to any U.S. Participant without the consent of the U.S. Participant.

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SCHEDULE 1

STOCK OPTION GRANT NOTICE
(for U.S. Participants)

Addex Therapeutics Ltd (the “Company”), pursuant to its Incentive Plan (the “Plan”), hereby grants to the U.S. Participant options to purchase the number of Shares set forth below (the “Options”).  The Options are subject to all of the terms and conditions as set forth in this stock option grant notice (the “Grant Notice”), the attached U.S. Addendum and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the U.S. Addendum will have the same definitions as in the Plan or the U.S. Addendum.  If there is any conflict between the terms herein, the U.S. Addendum and the Plan, the terms of the U.S. Addendum, and then the terms of the Plan, will control.

U.S. Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Options:

Exercise Price (Per Share):

Total Exercise Price:

Expiration Date:

Purchase Price per Option:

Total Purchase Price for the Options:

Type of Grant:	☐ Incentive Stock Options(1) ☐ Nonstatutory Stock Options

Vesting Schedule:

The Options will vest and become exercisable as to [one third (1/3) of the original number of Options on each of the first three anniversaries of the Vesting Commencement Date](2), subject to the U.S. Participant’s Continuous Service on each applicable vesting date.

Payment:	By cash, check, bank draft or money order payable to the Company

Additional Terms/Acknowledgements:  The U.S. Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the U.S. Addendum and the Plan. The U.S. Participant acknowledges

(1)  If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year.  Any excess over $100,000 is a Nonstatutory Stock Option.

(2)  Note to client — the vesting schedule can be customized; this typical provision is a placeholder.

and agrees that this Grant Notice, the U.S. Addendum and the Plan may not be modified, amended or revised except as provided in the Plan. The U.S. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the U.S. Addendum and the Plan set forth the entire understanding between the U.S. Participant and the Company regarding the Options and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to the U.S. Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of the Options upon the terms and conditions set forth therein.

By accepting the Options, the U.S. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

In addition, by accepting the Options, the U.S. Participant consents that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the U.S. Participant’s tax liabilities.  The U.S. Participant agrees that the U.S. Participant will not make any claim against the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the Option or other compensation. In particular, the U.S. Participant acknowledges that the Option is exempt from Section 409A of the Code only if the exercise price per share specified in this Grant Notice is at least equal to the “fair market value” per Share on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Because the Shares are not traded on an established securities market, the Fair Market Value is determined by the Board of Directors. The U.S. Participant acknowledges that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board.

ADDEX THERAPEUTICS LTD	U.S. PARTICIPANT:

By:
Signature	Signature
Title:	Date:

Date:

ATTACHMENTS:

1.              U.S. Addendum

2.              Rules of the Addex Therapeutics Ltd Share Option Plan